UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 08, 2025

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39926	98-1448275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 East Hillsdale Blvd. Suite 100
Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 525-5535

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TERN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 8, 2025, Terns Pharmaceuticals, Inc. (the Company or Terns) issued a press release announcing that updated and expanded data from the ongoing Phase 1 CARDINAL trial of TERN-701, a novel investigational allosteric BCR::ABL1 inhibitor, in patients with previously treated chronic myeloid leukemia (CML) are being presented at the 67th American Society of Hematology (ASH) Annual Meeting and Exposition. The press release provides data as of the September 13, 2025 cutoff date from the ongoing dose escalation and dose expansion parts of the CARDINAL trial. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On December 8, 2025, Terns announced that updated and expanded data from the ongoing Phase 1 CARDINAL trial of TERN-701, a novel investigational allosteric BCR::ABL1 inhibitor, in patients with previously treated CML are being presented at the 67th ASH Annual Meeting and Exposition. CARDINAL is a global multi-center dose escalation and dose-expansion clinical trial to assess safety, tolerability and efficacy in patients with previously treated chronic phase CML. The dose escalation portion of the CARDINAL trial completed in January 2025 with no dose limiting toxicities (DLTs) observed up to the maximum dose of 500 mg once daily (QD). Terns initiated the dose expansion portion of the trial in April 2025, with patients randomized to one of two dose cohorts (320 mg or 500 mg QD) with up to 40 patients per arm.

As of the September 13, 2025 cutoff date, 63 patients were enrolled in the CARDINAL trial. The following are the updated and expanded data reported from the ongoing dose escalation and dose expansion parts of the trial.

•	For assessment of all dose cohorts (160 mg – 500 mg, n=63)

•	Of 38 efficacy-evaluable patients:

•	Overall (cumulative) major molecular response (MMR) rate of 74% (28/38) by 24 weeks, with 64% (18/28) achieving MMR and 100% (10/10) maintaining MMR

•	MMR overall and achieved by 24 weeks in difficult to treat patient subgroups:

•	Lack of efficacy to last tyrosine kinase inhibitor (TKI): 65% (13/20) overall; 63% (12/19) achieved

•	Lack of tolerability to prior TKI: 88% (14/16) overall; 71% (5/7) achieved

•	Prior asciminib: 60% (6/10) overall; 43% (3/7) achieved

•	Prior asciminib, ponatinib and/or investigational TKI: 67% (8/12) overall; 50% (4/8) achieved

•	Deep molecular response (DMR) achievement rate by 24 weeks of 29% (10/34)

•	No patients had lost MMR at the time of data cutoff

•	Enrolled patients had heavily pretreated, refractory disease:

•	Median of 3 prior TKIs; 60% had ≥3 prior TKIs

•	57% and 44% had baseline BCR::ABL1 >1% and >10%, respectively

•	64% discontinued their last TKI due to lack of efficacy

•	38% had prior asciminib treatment (75% had lack of efficacy and 25% had lack of tolerability)

•	22% had prior ponatinib treatment (79% had lack of efficacy and 21% had lack of tolerability)

•	15% with BCR::ABL1 mutations (10% with T315I and 5% with non-T315I mutations)

•	Encouraging safety profile:

•

87% (55/63) of patients remained on treatment as of the data cut-off; with discontinuations due to disease progression (n=4), adverse events (n=1), and physician / patient decision or lost to follow up (n=3)

•	No DLTs were observed in dose escalation, and a maximum tolerated dose (MTD) was not reached

•	The majority of treatment-emergent adverse events (TEAEs) were low grade with no apparent dose relationship

•	Rates of cytopenia were generally low with less than 10% Grade 3 thrombocytopenia and neutropenia

•	Most common non-hematologic TEAEs were diarrhea (21%), headache (19%) and nausea (19%), all Grade 1 or 2

•	Grade 3 or higher TEAEs were all less than 10%, most commonly neutropenia (8%) and thrombocytopenia (8%)

•	TERN-701 exposures were approximately dose proportional across the dose range

•	Encouraging MMR achievement rates in patients with lack of efficacy to prior asciminib:

Subgroup	Baseline Characteristics		MMR achieved by 24 weeks
Prior asciminib (n=10)	No MMR at baseline	7/10 (70%)	3/7 (43%)
	Prior lack of efficacy	6/7 (86%)	2/6 (33%)
	Prior intolerance only	1/7 (14%)	1/1 (100%)

•	For assessment of patient cohorts at doses ≥ 320 mg QD (n=53)

•	Similar overall baseline characteristics to the full study population:

•	Median of 3 prior TKIs

•	56% and 47% had baseline BCR::ABL1 >1% and >10%, respectively

•	38% had prior asciminib treatment, 21% had prior ponatinib treatment

•	68% discontinued their last TKI due to efficacy

•	In 30 efficacy evaluable patients, overall MMR rate of 80% (24/30) by 24 weeks, with 75% (18/24) achieving MMR and 100% maintaining MMR (6/6)

•	DMR achievement rate by 24 weeks of 36% (10/28)

•	Molecular responses observed across full spectrum of baseline BCR::ABL1 transcripts

	Baseline BCR::ABL1 (Patients at doses ≥ 320 mg QD)
	MR5 (n=0)	MR4.5 (n=1)	MR4 (n=1)	MR3 (n=4)	MR2 (n=11)	MR1 (n=4)	>10% (n=9)
MR5 (DMR)		1	1	1	1	1	1
MR4.5 (DMR)					3
MR4 (DMR)				1	1	1
MR3 (MMR)				2	6		4
MR2						1
MR1						1	1
BCR::ABL >10%							3

Note: Table includes response evaluable non-T315Im patients that have ≥1 baseline assessment with at least 6 months of treatment at visit cutoff, achievement of MMR or better prior to 6 months or treatment discontinuation prior to 6 months for any reason (n=30). Diagonal, bolded cells represent stable disease. Up/right of diagonal, bolded cells represents improvement in molecular response (MR) category, while down/left represents loss of efficacy. MR represents a decrease in the number of cells in the blood with the BCR::ABL1 gene and is quantified as a percentage. MR5: ≤0.001%, MR4.5: >0.001 to 0.0032%, MR4: >0.0032 to 0.01%, MR3: >0.01 to 0.1%, MR2: >0.1 to 1%, MR1: >1 to 10%.

Based on the safety profile for TERN-701 observed to date and higher MMR achievement rate of 75% over 24 weeks at doses of 320 mg and above, the Company has selected 320 mg and 500 mg QD as the recommended phase 2 doses for expansion. Enrollment in the CARDINAL trial has accelerated and surpassed 85 patients. The reported results and data from the CARDINAL trial continue to reinforce the Company’s belief that TERN-701 has the potential to be a best-in-disease therapy in second-line-plus (2L+) and first-line (1L) CML treatment settings, where the Company intends to focus clinical development. In 2026, the Company plans to advance TERN-701 through dose expansion cohorts in the CARDINAL trial, select the dose for pivotal clinical development and seek alignment with the FDA for the design and conduct of two pivotal Phase 3 monotherapy clinical trials, one in 2L+ CML patients and the other in 1L CML patients. Subject to regulatory feedback, the Company plans to stagger the start of the two proposed pivotal clinical trials and then conduct them in parallel.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Company within the meaning of the federal securities laws that involve substantial risks and uncertainties. Forward-looking statements include statements related to or in connection with expectations, timing and potential results of clinical trials and other development activities, including with respect to the CARDINAL trial; the potential indications to be targeted by the Company with its product candidates; the therapeutic potential of the Company’s product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the applicability of expected parameters and benchmarks on which to assess clinical trial results; the Company’s clinical development plans and activities, including potential future dosing regimens and trial designs, milestones and results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile and potential beneficial characteristics and therapeutic effects of its product candidates, including with respect to efficacy, tolerability, safety, convenience and pharmacokinetic profile; the potential differentiation of the Company’s product candidates compared to similar, competitive or other products or product candidates; the best-in-disease potential of TERN-701; and the Company’s plans for and ability to continue to execute on its current development strategy. All statements other than statements of historical facts contained in this Form 8-K, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected industry and market trends, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “develop,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q. New risk factors emerge from time to time and it is not possible for Company management to predict all risk factors, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, issued by Terns Pharmaceuticals, Inc. on December 8, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERNS PHARMACEUTICALS, INC.

Date: December 8, 2025	By:	/s/ Caryn McDowell
Caryn McDowell
Chief Legal Officer and Corporate Secretary